UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report
(Date of Earliest Event Reported)
February 26, 2015

Merchants Bancshares, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-11595	03-0287342
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)
275 Kennedy Drive South Burlington, Vermont	(802) 658-3400	05403
(Address of principal executive offices)	(Registrant’s telephone number, including area code)	(Zip Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 26, 2015, Peter A. Bouyea informed the Board of Directors of Merchants Bancshares, Inc. (the “Company”) of his intention not to stand for re-election at the Company’s 2015 Annual Meeting of Shareholders, when his term expires, and to retire from the Board of the Company effective as of the date of the Company’s 2015 Annual Meeting of Shareholders. The Company has accepted Mr. Bouyea’s decision not to stand for re-election and extends its appreciation for his twenty years of dedicated service. The decision by Mr. Bouyea not to stand for reelection is not as a result of any disagreement with the Company or the Board of Directors.

On February 27, 2015, the Company entered into a new employment agreement (the “Employment Agreement”) with Michael R. Tuttle, President and Chief Executive Officer of the Company. The Employment Agreement became effective as of January 1, 2015. Pursuant to the Employment Agreement, Mr. Tuttle will be paid an annual base salary of $305,000 for a term of one year, with the option to renew the agreement for successive periods of one year each. Mr. Tuttle will not be eligible to receive any cash incentive compensation as part of the employment agreement. If Mr. Tuttle’s employment is terminated without “Cause” (as defined in the Employment Agreement) or he resigns for “Good Reason” (as defined in the Employment Agreement) or if the Company chooses not to renew the term of the Employment Agreement, subject to his execution of a release of claims in favor of the Company, Mr. Tuttle will receive severance in an amount equal to the sum of $375,000 plus an additional amount not to exceed $220,000 (which will decline over time). The severance payment will be made in equal installments over a 36-month period. In addition, the Company will reimburse Mr. Tuttle on a monthly basis for up to five years for medical insurance premiums for family coverage. During Mr. Tuttle’s employment and severance period, he will be subject to noncompetition and nonsolicitation covenants; provided, however, that the noncompetition and nonsolicitation covenants will not apply if his employment terminates within two years after a “Change in Control” (as defined in the Employment Agreement) of either the Company or Merchants Bank.

The foregoing description of the Employment Agreement is qualified in its entirety by reference to the full text of the Employment Agreement, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 8.01	Other Events

The Board of Directors appointed Jeffrey L. Davis as Chairman of the Board of Directors of the Company, effective February 26, 2015. Mr. Davis has been a member of the Board since 1993.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

MERCHANTS BANCSHARES, INC.

	By:	/s/ Thomas J. Meshako
	Name:	Thomas J. Meshako
	Title:	Chief Financial Officer & Treasurer Principal Accounting Officer
Date: March 3, 2015